As Filed With the Securities and Exchange Commission
                              on February 28, 2003
                           1940 Act File No. 811-06702

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM N-1A

               REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
                                  ACT OF 1940                              X


                               Amendment No. 14                            X


                         INTERNATIONAL EQUITY PORTFOLIO
                         ------------------------------
                      (formerly, Deutsche Asset Management)
               (Exact Name of Registrant as Specified in Charter)

                      One South Street, Baltimore, MD 21202
                      -------------------------------------
                    (Address of Principal Executive Offices)

                                 (410) 895-5000
                         (Registrant's Telephone Number)








Daniel O. Hirsch, Esq.                        Copies to: Burton M. Leibert, Esq.
One South Street                              Willkie, Farr & Gallagher LLP
Baltimore, Maryland  21202                    787 Seventh Ave
(Name and Address of Agent for Service)       New York, New York 10019

                             BT INTERNATIONAL FILING

                         INTERNATIONAL EQUITY PORTFOLIO

                                     PART A

Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4.           INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, AND
                  RELATED RISKS.

                  The investment objective of the International Equity Portfolio (the "Portfolio" or "Trust") may be changed without shareholder approval. The investment objective of the Portfolio is long-term capital appreciation from investment in foreign equity securities (or other securities with equity characteristics); the production of any current income is incidental to this objective. The Portfolio invests primarily in established companies based in developed countries outside the United States, but the Portfolio also invests in securities of issuers in emerging markets.

                  Investments in the Portfolio are neither insured nor guaranteed by the U.S. government. Investments in the Portfolio are not bank deposits and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency, and are subject to investment risk, including the possible loss of the principal amount invested.

                  There can be no assurance that the investment objective of the Portfolio will be achieved. Additional information about the investment policies of the Portfolio appears in Part B of this Registration Statement. The Registrant incorporates by reference information concerning the Portfolio's investment objective and policies and risk factors associated with investments in the Portfolio from the sections entitled "The Fund's Main Investment Strategy," "The Main Risks of Investing in the Fund," and "Other Policies and Secondary Risks" in the prospectuses of International Equity Fund, a series of BT Investment Funds, filed with the Commission on Post-Effective Amendment No. 99 on February 28, 2003 (File Nos. 33-07404 and 811-4760) (the "Feeder Fund Prospectuses").

ITEM 6.           MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

                  Registrant incorporates by reference information concerning the management of the Portfolio from the sections entitled "Annual Fund Operating Expenses" and "Management of the Fund" in the Feeder Fund Prospectuses.

                  The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

                  Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

                  Registrant incorporates by reference additional information concerning the Portfolio's capital stock from the sections entitled "How the Fund's Calculate Share Price," "How to Buy Shares," "How to Exchange and Sell Shares" and "Understanding Distributions and Taxes" in the Feeder Fund Prospectuses.

                  Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the Valuation Time, on each such business day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following business day of the Portfolio.

                  The "net income" of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio. The net income is accrued daily and distributed monthly to the investors in the Portfolio.

                  Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

                  It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

ITEM 7.           SHAREHOLDER INFORMATION.

                  Registrant incorporates by reference information concerning the computation of net asset value and valuation of the Portfolio's assets from sections entitled "How the Fund's Calculate Share Price, " "How to Buy Shares" and "How to Exchange and Sell Shares" in the Feeder Fund prospectuses.

                  Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy any "security" within the meaning of the 1933 Act.

                  An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined if an order is received by the Portfolio by the designated cutoff time for each accredited investor. The net asset value of the Portfolio is determined on each Portfolio Business Day. The Portfolio's portfolio securities are valued primarily on the basis of market quotations or, if quotations are not readily available, by a method which the Board of Trustees believes accurately reflects fair value.

                  There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

                  An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolio in Federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven calendar days. The Portfolio reserves the right to pay redemptions in kind. Unless requested by an investor, the Portfolio will not make a redemption in kind to the investor, except in situations where that investor may make redemptions in kind.

                  The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or the SEC has by order permitted such supervision or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

                  The Portfolio and Scudder Distributors, Inc. ("SDI") reserve the right to cease accepting investments at any time or to reject any investment order. The placement agent for the Portfolio is SDI. The principal business address of SDI is 222 Riverside Plaza, Chicago, IL 60606. SDI receives no additional compensation for serving as the placement agent for the Portfolio.

                  Registrant incorporates by reference information concerning dividends, distributions and tax consequences from the section entitled "Understanding Distributions and Taxes" in the Feeder Fund Prospectus.

ITEM 8.           DISTRIBUTION ARRANGEMENTS.

                  Registrant incorporates by reference information concerning its Master-Feeder structure from the section entitled "Who Manages and Oversees the Funds" in the Feeder Fund prospectuses.

                         INTERNATIONAL EQUITY PORTFOLIO

                                     PART B

ITEM 10.          COVER PAGE AND TABLE OF CONTENTS.

                  The Prospectus of the International Equity Portfolio (the "Registrant") dated February 28, 2003, which may be amended from time to time, provides the basic information investors should know before investing. This Statement of Additional Information ("SAI"), which is not a Prospectus, is intended to provide additional information regarding the activities and operations of the Registrant and should be read in conjunction with the Prospectus. You may request a copy of a prospectus or a paper copy of this SAI, if you have received it electronically, free of charge by calling the Fund at 1-800-621-1048.

                                TABLE OF CONTENTS

Fund History
Description of the Fund and its Investment Risks
Management of the Fund
Control Persons and Principal Holders of Securities
Investment Advisory and Other Services
Brokerage Allocation and Other Practices
Capital Stock and Other Securities
Purchase, Redemption and Pricing of Securities
Taxation of the Fund
Underwriters
Calculation of Performance Data
Financial Statements

ITEM 11.          FUND HISTORY.

                  The Portfolio was organized as a trust under the laws of the State of New York on December 11, 1991.

ITEM 12.          DESCRIPTION OF THE FUND AND ITS INVESTMENT RISKS.

                  The Portfolio is a no-load, open-end management investment company. Part A contains information about the investment objective and policies of the Portfolio. This Part B should only be read in conjunction with Part A. Registrant incorporates by reference information concerning the investment policies and limitations of the Portfolio from the section entitled "Investment Objectives, Policies and Restrictions" in the SAI of the International Equity Fund, a series of BT Investment Funds, filed with the Commission on Post-Effective Amendment No. 99 on February 28, 2003 (File Nos. 33-07404 and 811-4760) (the "Feeder Fund SAI").

ITEM 13.          MANAGEMENT OF THE FUND.

                  Registrant incorporates by reference information concerning the management of the Portfolio from the section entitled "Management of the Trusts and Portfolio" in the Feeder Fund SAI.

ITEM 14.          CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

                  As of February 27, 2003, BT Investment Funds, a Massachusetts business trust located at One South Street, Baltimore, Maryland 21202, and BT Institutional Funds, a Massachusetts business trust located at One South Street, Baltimore, Maryland 21202, owned approximately 64.3% and 35.7%, respectively, of the outstanding interests in the Portfolio.

                  Each Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the Fund will hold a meeting of shareholders and will cast its votes as instructed by the Fund's shareholders. It is anticipated that other registered investment companies investing in the Portfolio will follow the same or a similar practice.

ITEM 15.          INVESTMENT ADVISORY AND OTHER SERVICES.

                  Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolio from the section entitled "Management of the Trusts and Portfolio" in the Feeder Fund SAI.

ITEM 16.          BROKERAGE ALLOCATION AND OTHER PRACTICES.

                  Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolio from the section entitled "Portfolio Transactions and Brokerage Commissions" in the Feeder Fund SAI.

ITEM 17.          CAPITAL STOCK AND OTHER SECURITIES.

                  Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

                  Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

                  The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

                  The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

                  The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 18.          PURCHASE, REDEMPTION, AND PRICING OF SECURITIES.

                  Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 7, "Shareholder Information" in Part A of this Registration Statement.

                  Registrant incorporates by reference information concerning the method followed by the Portfolio in determining its net asset value and the timing of such determinations from the section entitled "Valuation of Securities, Redemptions and Purchases in Kind" in the Feeder Fund SAI.

ITEM 19.          TAXATION OF THE FUND.

                  Registrant incorporates by reference information concerning the taxation of the Portfolio from the section entitled "Taxation" in the Feeder Fund SAI.

                  It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

                  There are certain tax issues that will be relevant to only certain of the investors in the Portfolio. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

ITEM 20.          UNDERWRITERS.

                  The placement agent for the Portfolio is Scudder Distributors, Inc., which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 21.          CALCULATION OF FUND PERFORMANCE DATA.

                  Not applicable.

ITEM 22.          FINANCIAL STATEMENTS.

                  The Portfolio's financial statements are hereby incorporated by reference from the International Equity Fund's Annual Report dated October 31, 2002 (File Nos. 33-07404 and 811-4760).

                                     PART C

                  Responses to Items 23(e) and (i)-(k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 23.          EXHIBITS.

            (a)               Declaration of Trust of the Registrant; (2)

            (b)               By-Laws of the Registrant; (2)

            (c)               Not applicable;

            (d)      (i)      Form of Investment Advisory Agreement dated July 30, 2002 between the Registrant and Deutsche Asset Management, Inc. ("DeAM, Inc."); filed herewith.

            (d)      (ii)     Form of Investment Sub-Advisory Agreement dated July 30, 2002 between the
                              Registrant, Deutsche Asset Management, Inc. and Deutsche Asset Management
                              Investment Services Limited; filed herewith.

            (e)      (i)      Exclusive Placement Agent Agreement; (3)

                     (ii)     Exhibit A to Exclusive Placement Agent Agreement; (3)

            (f)               Not applicable;

            (g)               Custodian Agreement between the Registrant and Bankers Trust; (3)

            (h)      (i)      Administration Agreement dated July 1, 2001 between the Registrant and Investment
                              Company Capital Corp. ("ICCC"); (4)

                     (ii)     Expense Limitation Agreement dated July 1, 2001, among Registrant, DeAM, Inc., BT
                              Investment Funds and ICCC; (4)

                     (iii)    Expense Limitation Agreement dated July 1, 2001, among Registrant, DeAM, Inc., BT
                              Institutional Funds and ICCC; (4)

            (l)               Investment representation letters of initial investors; (1)

            (m)               Not applicable;

            (n)               Financial Data Schedule - not applicable

            (o)               Not applicable.

            (p)               Power of Attorney -- filed herewith.


------------------------

1.       Previously filed on June 15, 1992.

2. Incorporated by reference to Registrant's Amendment No. 4 on Form N-1A filed January 29, 1996.

3. Incorporated by reference to Registrant's Amendment No. 6 on Form N-1A filed June 2, 1997.

4. Incorporated by reference to Registrant's Amendment No. 13 on Form N-1A filed February 28, 2002.

ITEM 24.          PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

                  None.

ITEM 25.          INDEMNIFICATION.

                  Incorporated by reference to Registrant's Amendment No. 4 on Form N-1A filed January 29, 1996.

ITEM 26.          BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

                  As of March 8, 2001 Deutsche Asset Management, Inc. ("DeAM, Inc."), an affiliate of Bankers Trust Company, serves as investment adviser to the Portfolio. Prior to March 8, 2001, Bankers Trust Company served as investment adviser to the Portfolio. DeAM, Inc. is an indirect wholly owned subsidiary of Deutsche Bank AG. Deutsche Bank AG is a major global banking institution that is engaged in a wide range of financial services, including investment management, mutual fund, retail, private and commercial banking, investment banking and insurance.

                  All of the information required by this item is set forth in the Form ADV, as amended, of Deutsche Asset Management, Inc. (formerly, Morgan Grenfell Inc.) (File No. 801-27291). The following sections of the Form ADV are incorporated herein by reference:

         (a)      Items 1 and 2 of Part II

         (b)      Section 6, Business Background, of Schedule D.

ITEM 27.          PRINCIPAL UNDERWRITERS.

         (a) Scudder Distributors, Inc., the Distributor for shares of the Registrant, acts as principal underwriter for certain other open-end investment companies managed by DeAM, Inc.

                        (1)                             (2)                               (3)
         Scudder Distributors, Inc.
         Name and Principal               Positions and Offices with            Positions and
         Business Address                 Scudder Distributors, Inc.            Offices with Registrant
         ----------------                 --------------------------            -----------------------

         Thomas F. Eggers                 Chairman and Director                 None
         345 Park Avenue
         New York, NY 10154

         Jonathan R. Baum                 Chief Executive Officer, President    None
         345 Park Avenue                  and Director
         New York, NY 10154

         William F. Glavin, Jr.           Vice President and Director           President
         Two International Place
         Boston, MA  02110-4103

         John W. Edwards, Jr.             Chief Financial Officer and Treasurer None
         60 Wall St.
         New York, NY  10005




                                       9

                        (1)                             (2)                               (3)
         Scudder Distributors, Inc.
         Name and Principal               Positions and Offices with            Positions and
         Business Address                 Scudder Distributors, Inc.            Offices with Registrant
         ----------------                 --------------------------            -----------------------

         C. Perry Moore                   Chief Operating Officer and Vice      None
         222 South Riverside Plaza        President
         Chicago, IL  60606

         Caroline Pearson                 Secretary                             Assistant Secretary
         Two International Place
         Boston, MA  02110-4103

         Linda J. Wondrack                Vice President and Chief Compliance   None
         Two International Place          Officer
         Boston, MA  02110-4103

         Scott B. David                   Vice President                        None
         Two International Place
         Boston, MA  02110-4103

         David Edlin                      Vice President                        None
         222 South Riverside Plaza
         Chicago, IL  60606

         Robert Froelich                  Vice President                        None
         222 South Riverside Plaza
         Chicago, IL  60606

         Michael L. Gallagher             Vice President                        None
         222 South Riverside Plaza
         Chicago, IL  60606

         M. Patrick Donovan               Vice President                        None
         Two International Place
         Boston, MA  02110-4103

         Kenneth P. Murphy                Vice President                        Vice President
         Two International Place
         Boston, MA  02110-4103

         Philip J. Collora                Assistant Secretary                   None
         222 South Riverside Plaza
         Chicago, IL  60606

(c)      Not applicable

ITEM 28.       LOCATION OF ACCOUNTS AND RECORDS:

Certain accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the Rules promulgated thereunder are maintained by Deutsche Asset Management, Inc., One South Street, Baltimore, MD 21202. Records relating to the duties of the Registrant's custodian are maintained by Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts. Records relating to the duties of the Registrant's transfer agent are maintained by Scudder Investment Service Company, 811 Main Street, Kansas City, Missouri 64105-2006. Records relating to shareholder services functions are maintained by Scudder Investments Service Company.

ITEM 29.          MANAGEMENT SERVICES:

                  Not applicable.

ITEM 30.          UNDERTAKINGS.

                  Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, INTERNATIONAL EQUITY PORTFOLIO, has duly caused this Amendment No. 14 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 28th day of February, 2003.

                                      INTERNATIONAL EQUITY PORTFOLIO

                                      By:      /s/ William F. Glavin, Jr.
                                               --------------------------
                                               William F. Glavin, Jr., President


SIGNATURE                                   TITLE                                        DATE
---------                                   -----                                        ----

William F. Glavin, Jr.
--------------------------------------
William F. Glavin, Jr.                      President, Chief Executive Officer            February 28, 2003

/s/ Richard R. Burt
--------------------------------------
Richard R. Burt *                           Trustee                                      February 28, 2003

/s/ S. Leland Dill
--------------------------------------
S. Leland Dill *                            Trustee                                      February 28, 2003

/s/ Martin J. Gruber
--------------------------------------
Martin J. Gruber *                          Trustee                                      February 28, 2003

/s/ Richard J. Herring
--------------------------------------
Richard J. Herring *                        Trustee                                      February 28, 2003

/s/ Joseph R. Hardiman
--------------------------------------
Joseph R. Hardiman *                        Trustee                                      February 28, 2003

/s/ Graham E. Jones
--------------------------------------
Graham E. Jones *                           Trustee                                      February 28, 2003

/s/ Rebecca W. Rimel
--------------------------------------
Rebecca W. Rimel *                          Trustee                                      February 28, 2003

/s/ Philip Saunders, Jr.
--------------------------------------
Philip Saunders, Jr. *                      Trustee                                      February 28, 2003

/s/ William N. Searcy
--------------------------------------
William N. Searcy *                         Trustee                                      February 28, 2003

/s/ Robert H. Wadsworth
--------------------------------------
Robert H. Wadsworth *                       Trustee                                      February 28, 2003

/s /Richard T. Hale
--------------------------------------
Richard T. Hale *                           Trustee                                      February 28, 2003





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





/s/ Charles A. Rizzo
--------------------------------------
Charles A. Rizzo                            Treasurer (Principal Financial and           February 28, 2003
                                            Accounting Officer)



                                         By:
                                               /s/ Caroline Pearson
                                               --------------------------------
                                               Caroline Pearson **
                                               Secretary

** Caroline Pearson signs this document pursuant to powers of attorney filed herein.







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